-------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                  FORM 8-K/A-1
                          AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                             ----------------------

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                             ----------------------


       Date of Report (Date of earliest event reported): January 14, 2000


                        SPANISH BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                       000-27823                  13-3827791
        --------                       ---------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)           Identification No.)


     3191 CORAL WAY, MIAMI, FLORIDA                                   33145
----------------------------------------                            ----------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:               (305) 441-6901

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

-------------------------------------------------------------------------------
                        TABLE OF ADDITIONAL REGISTRANTS


                                                                          PRIMARY STANDARD
                                                      STATE OR OTHER         INDUSTRIAL         I.R.S. EMPLOYER
                                                      JURISDICTION OF      CLASSIFICATION        IDENTIFICATION
NAME                                                   INCORPORATION           NUMBER                NUMBER
-----                                                 ---------------      ---------------      ---------------
Spanish Broadcasting System of California, Inc. .....  California               4832             92-3952357
Spanish Broadcasting System Network, Inc. ...........  New York                 4899             13-3511101
SBS Promotions, Inc. ................................  New York                 7999             13-3456128
SBS Funding, Inc. ...................................  Delaware                 4832             52-6999475
Alarcon Holdings, Inc. ..............................  New York                 6512             13-3475833
SBS of Greater New York, Inc. .......................  New York                 4832             13-3888732
Spanish Broadcasting System of Florida, Inc. ........  Florida                  4832             58-1700848
Spanish Broadcasting System of Greater Miami, Inc. ..  Delaware                 4832             65-0774450
Spanish Broadcasting System of Puerto Rico, Inc. ....  Delaware                 4832             52-2139546
Spanish Broadcasting System, Inc. ...................  New Jersey               4832             13-3181941
Spanish Broadcasting System of Illinois, Inc. .......  Delaware                 4832             36-4174296
Spanish Broadcasting System of San Antonio, Inc. ....  Delaware                 4832             65-0820776
Spanish Broadcasting System of Puerto Rico, Inc. ....  Puerto Rico              4832             66-0564244

Item 1.  Changes in Control of Registrant.

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         On September 22, 1999, Spanish Broadcasting System of Puerto Rico, Inc., a Delaware corporation and a wholly-owned subsidiary of Spanish Broadcasting System, Inc., a Delaware Corporation ("SBS"), entered into a stock purchase agreement (the "Stock Purchase Agreement") to purchase all of the outstanding capital stock of the following nine subsidiaries of AMFM Operating, Inc., a Delaware corporation (formerly known as Chancellor Media Corporation of Los Angeles)("AMFM"): Primedia Broadcast Group, Inc., WIO, Inc., Cadena Estereotempo, Inc., Portorican American Broadcasting, Inc., WLDI, Inc., WRPC, Inc., WOYE, Inc., WZNT, Inc., and WOQI, Inc. (the "Subsidiaries"). The Subsidiaries own and operate eight radio stations in Puerto Rico: WIOA-FM, WIOB-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM, and WCTA-FM. There is no material relationship between AMFM and SBS or any of its affiliates, any director or officer of SBS, or any associate of any such director or officer.

         On January 14, 2000, SBS completed the purchase from AMFM of all of the outstanding capital stock of the Subsidiaries for total cash consideration of $91.2 million, including a $10.0 million deposit that was made on the purchase on September 22, 1999, closing costs of $0.7 million and working capital adjustments of $0.5 million. The consideration paid for the purchase was determined through arms-length negotiations between SBS and AMFM. SBS financed the purchase with cash on hand. The assets acquired by SBS include studio facilities which were used by AMFM for radio broadcasting. SBS intends to continue to use the studio facilities for radio broadcasting.

Item 3.  Bankruptcy or Receivership.

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.

Item 5.  Other Events.

         Not Applicable

Item 6.  Resignation of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.       Financial Statements

    PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES
    Combined Financial Statements and
    Additional Combining Information for
    the Year Ended December 31, 1999,
    and Independent Auditors' Report

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

TABLE OF CONTENTS


                                                                                                  PAGE
INDEPENDENT AUDITORS' REPORT ON COMBINED
  FINANCIAL STATEMENTS

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999:

  Combined Balance Sheet

  Combined Statement of Income and Deficit

  Combined Statement of Cash Flows

  Notes to Combined Financial Statements


INDEPENDENT AUDITORS' REPORT ON
  ADDITIONAL COMBINING INFORMATION


ADDITIONAL COMBINING INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999:

  Combining Balance Sheet Information

  Combining Statement of Income and Deficit Information

INDEPENDENT AUDITORS' REPORT


To the Stockholder of
Primedia Broadcast Group, Inc.,
WZNT, Inc., WOYE, Inc.,
WLDI, Inc., WRPC, Inc.,
WZMT, Inc., WIO, Inc. and
Cadena Estereotempo, Inc.


We have audited the accompanying combined balance sheet of Primedia Broadcast Group, Inc. and its affiliates as of December 31, 1999, and the related combined statements of income and deficit and of cash flows for the year then ended. The combined financial statements include the accounts of Primedia Broadcast Group, Inc. and seven related companies, WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WZMT, Inc. (formerly WOQI, Inc.), WIO, Inc. and Cadena Estereotempo, Inc. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Primedia Broadcast Group, Inc. and its affiliates at December 31, 1999, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 3, 2000

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED BALANCE SHEET
DECEMBER 31, 1999


ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                          $  1,168,700
  Accounts receivable (Note 4)                          2,652,896
  Prepaid expenses                                        162,221
  Deferred income tax (Note 9)                            130,204
                                                     ------------

          Total current assets                          4,114,021

PROPERTY AND EQUIPMENT - Net (Note 5)                   3,748,140

INTANGIBLE AND OTHER  ASSETS - Net (Note 6)            25,108,936
                                                     ------------
TOTAL                                                $ 32,971,097
                                                     ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                   $    387,049
  Accrued expenses                                      1,924,039
  Income tax payable                                    1,243,811
                                                     ------------

          Total current liabilities                     3,554,899

DUE TO PARENT (Note 3)                                 20,678,326

DEFERRED INCOME TAX (Note 9)                              169,696
                                                     ------------
          Total liabilities                            24,402,921
                                                     ============

COMMITMENTS AND CONTINGENCY (Note 10)

STOCKHOLDER'S EQUITY (Note 7):
  Common stock                                              7,138
  Preferred stock                                          13,739
  Additional paid-in capital                           13,368,408
  Deficit                                              (4,821,109)
                                                     ------------
          Total stockholder's equity                    8,568,176
                                                     ------------
TOTAL                                                $ 32,971,097
                                                     ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED STATEMENT OF INCOME AND DEFICIT
YEAR ENDED DECEMBER 31, 1999


REVENUES:
  Broadcast revenues (Note 8)                          $ 17,722,462
  Less agency commissions and discounts                   4,049,436
                                                       ------------
          Net broadcast revenues                         13,673,026
  Other revenues                                            480,857
                                                       ------------
          Total revenues                                 14,153,883
                                                       ------------
COSTS AND EXPENSES:
  Technical operations                                      422,991
  Programming                                             2,886,771
  Selling                                                 1,541,560
  General and administrative (Notes 8 and 10)             4,415,503
                                                       ------------
          Total costs and expenses                        9,266,825
                                                       ------------
INCOME BEFORE OTHER EXPENSES                              4,887,058
                                                       ------------
OTHER EXPENSES (INCOME):
  Depreciation and amortization                           3,115,185
  Other income                                              (11,770)
                                                       ------------
        Total other expenses                              3,103,415
                                                       ------------
INCOME BEFORE INCOME TAX PROVISION                        1,783,643
                                                       ------------
INCOME TAX PROVISION (BENEFIT)  (Note 9):
   Current                                                1,371,273
   Deferred                                                 (85,760)
                                                       ------------
        Total income tax provision                        1,285,513
                                                       ------------
NET INCOME                                                  498,130

DEFICIT, BEGINNING OF YEAR                                5,319,239
                                                       ------------
DEFICIT, END OF YEAR                                   $  4,821,109
                                                       ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $   498,130
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                   3,115,185
      Bad debt expense                                                  199,332
      Deferred income tax benefit                                       (85,760)
      Changes in operating assets and liabilities:
           Decrease (increase) in:
              Accounts receivable                                       862,557
              Prepaid expenses                                           (7,137)
          Increase (decrease) in:
              Accounts payable                                          254,291
              Accrued expenses                                         (509,248)
              Income tax payable                                      1,158,575
                                                                    -----------

              Net cash provided by operating activities               5,485,925

CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures                                                 (175,050)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Payments to Parent                                                 (5,814,658)
                                                                    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                              (503,783)

CASH AND CASH EQUIVALENTS,  BEGINNING OF YEAR                         1,672,483
                                                                    -----------

CASH AND CASH EQUIVALENTS,  END OF YEAR                             $ 1,168,700
                                                                    ===========

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES


NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION - Primedia Broadcast Group, Inc. ("Primedia") was incorporated on December 12, 1994 under the laws of the Commonwealth of Puerto Rico. Primedia commenced its operations on January 1, 1995 as a management company for a group of radio stations acquired or under local marketing or joint sale agreements. Effective October 23, 1998, Primedia and its affiliated companies became wholly-owned subsidiaries of AMFM Operating, Inc., a Delaware corporation (formerly known as Chancellor Media Corporation) (the "Parent").

      COMBINED FINANCIAL STATEMENTS - The accompanying combined financial statements include the accounts of Primedia and its affiliated companies WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WZMT, Inc. (formerly WOQI, Inc.), WIO, Inc. and Cadena Estereotempo, Inc. (collectively the "Group"). Primedia and its affiliates are under common ownership and management. The affiliated companies were incorporated for the purpose of acquiring existing radio stations in Puerto Rico. These companies commenced operations upon the acquisition of the radio stations.

      All significant intercompany balances and transactions have been eliminated in the preparation of the combined financial statements.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE AND EXPENSE RECOGNITION - Revenues are recognized when commercials are broadcasted. Salaries and other operating costs are charged to expense when incurred.

      CASH AND CASH EQUIVALENTS - All highly liquid investments purchased with original maturities of three months or less are considered as cash equivalents.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS - The allowance for doubtful accounts is an amount that management believes will be adequate to absorb possible losses on existing accounts receivable that may become uncollectible based on evaluations of collectibility of accounts receivable and prior credit experience. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the existing accounts receivable and the related allowance may change in the near term.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows: building and leasehold improvements, 40 years; broadcasting equipment, 5 to 15 years; other equipment and furniture and fixtures, 3 to 7 years.

      Expenditures for maintenance and repairs are charged to costs and expenses as incurred; expenditures for renewals and betterments are capitalized. Cost and accumulated depreciation for property sold, retired or abandoned are removed from the accounts and any resulting gain or loss is included in income or expense.

      INTANGIBLE AND OTHER ASSETS - Intangible and other assets consist principally of the excess of cost over net assets acquired from predecessor companies. Such excess cost was assigned to the Federal Communications Commission ("FCC") licenses, customer list, goodwill, leasehold rights and tower space income agreements based on independent appraisals. These assets are amortized on a straight-line basis over their estimated useful lives as follows: FCC licenses, customer list and goodwill, 15 years; leasehold rights, 4 years.

      IMPAIRMENT OF LONG-LIVED ASSETS - Long-lived assets, certain identifiable intangibles and goodwill, are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No indications of impairment are evident as a result of such review.

      BARTER TRANSACTIONS - Barter and trade-out revenue is recognized when commercials are broadcasted. Goods or services are recorded at their estimated fair value when received or used. If goods or services are received prior to the broadcast of the commercial, a liability is recorded; if the commercial is broadcasted first, a receivable is recorded.

      DEFERRED INCOME TAXES - Deferred income taxes are provided for temporary differences in the financial statements and tax bases of assets and liabilities using current tax rates in effect in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Principal temporary differences giving rise to deferred income taxes are depreciation and the allowance for bad debts. Deferred tax assets, including the benefit for net operating loss carryforward, if any, are evaluated based on the guidelines of SFAS 109 for realization and may be reduced by a valuation allowance.

      CONCENTRATION OF CREDIT RISK - The Group's financial instruments that are exposed to concentration of credit risk consist principally of trade accounts receivable. The Group's trade accounts receivable result principally from the sale of airtime to advertising agencies and individual customers in Puerto Rico. The Group routinely assesses the financial strength of its customers. As a consequence, concentration of credit risk is limited.


2.    CHANGE IN OWNERSHIP OF THE GROUP

      On September 22, 1999, the Parent entered into a stock purchase agreement to sell all of the outstanding capital stock of the Group to Spanish Broadcasting System of Puerto Rico, Inc., a Delaware corporation and a wholly-owned Subsidiary of Spanish Broadcasting System, Inc., also a Delaware Corporation. This transaction was completed on January 14, 2000.


3.    RELATED PARTY TRANSACTIONS

      The companies included in the combined financial statements share technical and operating personnel and certain facilities and other services. The individual financial statements for each company have been prepared from separate records maintained in a central accounting location. Portions of certain revenues and expenses represent allocations made by management for items applicable to each company based on operating statistics and other pertinent criteria. In addition, during the year ended December 31, 1999, the Parent charged management fees amounting to approximately $180,000 to the Group. Transactions with the Parent are recorded at terms and conditions arranged by the parties.

      Due to Parent at December 31, 1999 amounting to $20,678,326, consists of payments made by the Parent on behalf of the companies, principally related to the Parent's acquisition of the Group in 1998. These advances bear no interest and have no formal repayment terms.


4.    ACCOUNTS RECEIVABLE

      Accounts receivable at December 31, 1999 consisted of:


      Customers                                               $2,938,464
      Other                                                       48,288
                                                              ----------
      Total                                                    2,986,752
      Less allowance for doubtful accounts                       333,856
                                                              ----------
      Accounts receivable - net                               $2,652,896
                                                              ==========


5.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1999 consisted of:


      Land, building and leasehold improvements               $1,151,714
      Broadcasting equipment                                   4,110,135
      Other equipment, furniture and fixtures                  1,250,098
                                                              ----------

      Total                                                    6,511,947
      Less accumulated depreciation and amortization           2,763,807
                                                              ----------
      Property and equipment - net                            $3,748,140
                                                              ==========


6.    INTANGIBLE AND OTHER ASSETS

      Intangible and other assets at December 31, 1999 consisted of:

      FCC licenses                                            $18,162,742
      Goodwill                                                 12,061,557
      Customer list                                             2,973,073
      Leasehold rights                                            185,832
      Other                                                       203,641
                                                              -----------
      Total                                                    33,586,845
      Less accumulated amortization                             8,477,909
                                                              -----------

      Intangible and other assets - net                       $25,108,936
                                                              ===========

7.    STOCKHOLDER'S EQUITY

      Common stock at December 31, 1999 consisted of:

                                                                                 SHARES
                                               SHARES            PAR            ISSUED AND
                                             AUTHORIZED         VALUE          OUTSTANDING         AMOUNT
                                             ----------         -----          -----------         ------
WZNT, Inc.                                    1,000,000         $1.00             1,782            $1,782
WOYE, Inc.                                    1,000,000          1.00               716               716
WLDI, Inc.                                    1,000,000          1.00               719               719
WZMT, Inc.                                    1,000,000          1.00             1,000             1,000
WRPC, Inc.                                    1,000,000          1.00             1,095             1,095
Primedia Broadcast Group, Inc.                1,000,000          1.00                 4                 4
WIO, Inc.                                     1,000,000          1.00             1,822             1,822
                                                                                                   ------
Total                                                                                              $7,138
                                                                                                   ======

      Preferred stock at December 31, 1999 consisted of:

  PREFERRED                                                                  SHARES
    STOCK                                  SHARES           PAR            ISSUED AND
   CLASS A                               AUTHORIZED        VALUE          OUTSTANDING         AMOUNT
   -------                               ----------        -----          -----------         ------
WZNT, Inc.                                  6,000          $1.00             3,988            $3,988
WOYE, Inc.                                  3,000           1.00             1,602             1,602
WLDI, Inc.                                  3,000           1.00             1,610             1,610
WRPC, Inc.                                  4,500           1.00             2,452             2,452
Primedia Broadcast Group, Inc.                 50           1.00                 8                 8

WIO, Inc.                                   8,000           1.00             4,079             4,079
                                                                                             -------
Total                                                                                        $13,739
                                                                                             =======

      Preferred shares are cumulative at an annual rate of $50.00 per share, calculated on a basis of a 360-day year; unpaid dividends accrue interest on a daily basis at a rate of 5% per annum. Total dividends in arrears amounted to approximately $800,000 as of December 31, 1999. The preferred shares entitle the holder to vote, and to receive, in the event of liquidation and prior to any distribution of assets to the holders of the common stock, an amount equal to (a) $1,000 per share, plus (b) an amount equal to all accrued and unpaid dividends, plus (c) an amount equal to all accrued and unpaid interest to the date of such payment.

8.    BARTER TRANSACTIONS

      Broadcast revenues and expenses related to trade-out agreements amounted to approximately $1,750,000 and $1,720,000, respectively, during the year ended December 31, 1999.

9.    INCOME TAXES

      The companies within the Group are subject to Puerto Rico income taxes at statutory rates that range from 20% to 39%. The provision for income tax is computed on an individual company basis, therefore losses of one company cannot be offset against the taxable income of another. Income tax provision for the year ended December 31, 1999 does not bear a normal relationship to income before income taxes because of certain expenses which are not deductible for income tax purposes.

      At December 31, 1998, certain companies had net operating loss carryforwards of approximately $229,000, that were used to offset their corresponding taxable income for the year ended December 31, 1999.

      The components of deferred income tax at December 31, 1999 are as follows:



      Deferred tax liability -
        Property and equipment                                          $169,696
                                                                        --------
      Deferred tax asset -
        Allowance for bad debts                                         $130,204
                                                                        --------

10.   COMMITMENTS AND CONTINGENCY

      COMMITMENTS

      WZNT, Inc. leases its office space in Guaynabo, Puerto Rico under an operating lease agreement expiring on August 31, 2000. The lease specifies a monthly rental payment of $2,100. Rent expense for the year ended December 31, 1999 amounted to approximately $25,000.

      WZNT, Inc. leases tower and building space at its transmitter site to two cellular communication companies under operating leases expiring in various dates through August 31, 2000. These agreements require the lessees to pay WZNT, Inc. monthly rental payments of $2,800 and $3,000, respectively, during the corresponding lease periods.

      On February 5, 2000, the Group entered into an option agreement to acquire an office building for total purchase price of approximately $5,200,000. The Group's administrative offices and radio broadcasting studios will be moved to the new building when the existing facilities lease agreement expires on August 31, 2000.

      CONTINGENCY

      The Group is a defendant in a lawsuit arising out of the normal conduct of business. Management, based on consultation with legal counsel, is of the opinion that the final outcome of this matter will not have a significant effect on the financial position or results of operations of the Group.


11.   SUPPLEMENTAL CASH FLOW INFORMATION

      Income tax paid during the year ended December 31, 1999 amounted to approximately $213,000. There were no interest payments during 1999.


                                     ******

INDEPENDENT AUDITORS' REPORT ON
ADDITIONAL COMBINING INFORMATION


To the Stockholder of
Primedia Broadcast Group, Inc.,
WZNT, Inc., WOYE, Inc.,
WLDI, Inc., WRPC, Inc.,
WZMT, Inc., WIO, Inc. and
Cadena Estereotempo, Inc.


Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements for the year ended December 31, 1999, taken as a whole. The additional combining information listed in the table of contents is presented for the purpose of additional analysis of the basic combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the basic combined financial statements. This additional information is the responsibility of the Companies' management. Such information has been subjected to the auditing procedures applied in our audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic combined financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
March 3, 2000

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING BALANCE SHEET INFORMATION
DECEMBER 31, 1999


ASSETS                                     PRIMEDIA             WZNT              WOYE             WLDI             WRPC
------                                     --------             ----              ----             ----             ----
CURRENT ASSETS:
  Cash and cash equivalents                $1,168,700       $         -       $        -       $        -       $        -
  Accounts receivable                                           720,830           67,404          591,719
  Prepaid expenses                             58,426            52,383            6,126            3,559            5,401
  Investment in subsidiary
  Deferred income tax                                            37,989           24,599            6,013
                                           ----------       -----------       ----------       ----------       ----------
          Total current assets              1,227,126           811,202           98,129          601,291            5,401

PROPERTY AND EQUIPMENT - Net                   32,321         1,385,849          589,049          585,166          427,909

INTANGIBLES AND OTHER ASSETS - Net              1,666         7,002,827        2,454,501        2,145,230        2,127,855
                                           ----------       -----------       ----------       ----------       ----------
TOTAL                                      $1,261,113       $ 9,199,878       $3,141,679       $3,331,687       $2,561,165
                                           ==========       ===========       ==========       ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                         $   16,803       $   370,246       $        -       $        -       $        -
  Accrued expenses                            448,888           493,627          108,349          314,592           66,251
  Income tax payable                            4,439           133,258          146,092          118,686           72,140
                                           ----------       -----------       ----------       ----------       ----------
          Total current liabilities           470,130           997,131          254,441          433,278          138,391

DUE TO PARENT                                 794,422         6,101,367        1,730,151        1,864,725          709,340

DEFERRED INCOME TAX                                 -                 -                -                -                -

          Total liabilities                 1,264,552         7,098,498        1,984,592        2,298,003          847,731
                                           ----------       -----------       ----------       ----------       ----------
STOCKHOLDER'S EQUITY (DEFICIENCY):
  Common stock                                      4             1,782              716              719            1,095
  Preferred stock                                   8             3,988            1,602            1,610            2,452
  Additional paid-in capital                      988         3,982,869        1,599,828        1,534,313        2,172,114
  Retained earnings (deficit)                  (4,439)       (1,887,259)        (445,059)        (502,958)        (466,227)
                                           ----------       -----------       ----------       ----------       ----------
          Total stockholder's equity
          (deficiency)                         (3,439)        2,101,380        1,157,087        1,033,684        1,713,434
                                           ----------       -----------       ----------       ----------       ----------
Less treasury stock at cost

TOTAL                                      $1,261,113       $ 9,199,878       $3,141,679       $3,331,687       $2,561,165
                                           ==========       ===========       ==========       ==========       ==========

ASSETS                                         WZMT             WIO           ESTEREOTEMPO       ELIMINATIONS         COMBINED
------                                         ----             ---           ------------       ------------         --------
CURRENT ASSETS:
  Cash and cash equivalents                $        -       $        -        $         -       $         -       $ 1,168,700
  Accounts receivable                         170,426                           1,102,517                           2,652,896
  Prepaid expenses                                                 829             35,497                             162,221
  Investment in subsidiary                                   3,425,002                           (3,425,002)
  Deferred income tax                           3,811                            57,792                               130,204
                                           ----------       -----------       -----------       -----------       -----------
          Total current assets                174,237         3,425,831         1,195,806        (3,425,002)        4,114,021

PROPERTY AND EQUIPMENT - Net                   15,055           362,317           350,474                           3,748,140

INTANGIBLES AND OTHER ASSETS - Net          2,692,458         6,401,366         2,283,033                          25,108,936
                                           ----------       -----------       -----------       -----------       -----------
TOTAL                                      $2,881,750       $10,189,514       $ 3,829,313       $(3,425,002)      $32,971,097
                                           ==========       ===========       ===========       ===========       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                         $        -       $         -       $         -       $         -       $   387,049
  Accrued expenses                             72,077                             420,255                           1,924,039
  Income tax payable                           63,325            10,039           695,832                           1,243,811
                                           ----------       -----------       -----------       -----------       -----------
          Total current liabilities           135,402            10,039         1,116,087                           3,554,899

DUE TO PARENT                               2,797,280         7,392,817          (711,776)                         20,678,326

DEFERRED INCOME TAX                                             169,696                                               169,696
                                           ----------       -----------       -----------       -----------       -----------
          Total liabilities                 2,932,682         7,572,552           404,311                          24,402,921
                                           ----------       -----------       -----------       -----------       -----------
STOCKHOLDER'S EQUITY (DEFICIENCY):
  Common stock                                  1,000             1,822         2,001,000        (2,001,000)            7,138
  Preferred stock                                                 4,079                                                13,739
  Additional paid-in capital                                  4,078,296         1,291,199        (1,291,199)       13,368,408
  Retained earnings (deficit)                 (51,932)       (1,467,235)          483,803          (483,803)       (4,821,109)
                                           ----------       -----------       -----------       -----------       -----------
          Total stockholder's equity
          (deficiency)                        (50,932)        2,616,962         3,776,002        (3,776,002)        8,568,176

Less treasury stock at cost                                                      (351,000)          351,000
                                           ----------       -----------       -----------       -----------       -----------
TOTAL                                      $2,881,750       $10,189,514       $ 3,829,313       $(3,425,002)      $32,971,097
                                           ==========       ===========       ===========       ===========       ===========

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING STATEMENT OF INCOME AND DEFICIT INFORMATION
YEAR ENDED DECEMBER 31, 1999

                                               PRIMEDIA           WZNT               WOYE               WLDI              WRPC
                                               --------           ----               ----               ----              ----
REVENUES:
  Broadcast revenues                            $     -        $ 3,609,452         $1,691,406         $3,758,116        $ 780,100
  Less agency commissions and discounts                            829,384            376,218            921,098          203,161
                                                -------        -----------         ----------         ----------        ---------
        Net broadcast revenues                                   2,780,068          1,315,188          2,837,218          576,939
  Other revenues                                                   402,157              4,030             31,477
                                                -------        -----------         ----------         ----------        ---------
           Total revenues                                        3,182,225          1,319,218          2,888,695          576,939
                                                -------        -----------         ----------         ----------        ---------
COSTS AND EXPENSES:
  Technical operations                                              97,188             41,147             88,092           16,766
  Programming                                                      663,269            280,821            601,201          114,423
  Selling                                                          354,191            149,961            321,047           61,101
  General and administrative                                     1,191,097            255,895          1,304,841           82,570
                                                -------        -----------         ----------         ----------        ---------
           Total costs and expenses                              2,305,745            727,824          2,315,181          274,860
                                                -------        -----------         ----------         ----------        ---------
INCOME BEFORE OTHER EXPENSES                                       876,480            591,394            553,514          302,079
                                                -------        -----------         ----------         ----------        ---------
OTHER EXPENSES (INCOME):
  Depreciation and amortization                                  1,026,902            317,640            266,196          225,299
  Other income                                                     (11,770)
                                                -------        -----------         ----------         ----------        ---------
           Total other expenses                                  1,015,132            317,640            266,196          225,299
                                                -------        -----------         ----------         ----------        ---------
OPERATING INCOME (LOSS)                                           (138,652)           273,754            287,318           76,780

EQUITY IN INCOME OF SUBSIDIARY                  -------        -----------         ----------         ----------        ---------


INCOME (LOSS) BEFORE INCOME TAX
   PROVISION (BENEFIT)                                            (138,652)           273,754            287,318           76,780
                                                -------        -----------         ----------         ----------        ---------
INCOME TAX PROVISION (BENEFIT):
  Current                                                          161,082            169,921            219,368           82,270
  Deferred                                                         (19,686)            (7,739)             2,395            7,185
                                                -------        -----------         ----------         ----------        ---------
           Total income tax provision
            (benefit)                                              141,396            162,182            221,763           89,455
                                                -------        -----------         ----------         ----------        ---------
NET INCOME (LOSS)                                                 (280,048)           111,572             65,555          (12,675)

DEFICIT, BEGINNING OF YEAR                       (4,439)        (1,607,211)          (556,631)          (568,513)        (449,552)
                                                -------        -----------         ----------         ----------        ---------
RETAINED EARNINGS (DEFICIT),
   END OF YEAR                                  $(4,439)       $(1,887,259)        $ (445,059)        $ (502,958)       $(462,227)
                                                =======        ===========         ==========         ==========        =========



                                               WZMT              WIO           ESTEREOTEMPO       ELIMINATIONS           COMBINED
                                               ----              ---           ------------       ------------           --------
REVENUES:
  Broadcast revenues                        $737,014         $         -        $7,146,174         $         -         $17,722,462
  Less agency commissions and discounts      161,634                             1,557,941                               4,049,436
                                            --------         -----------        ----------         -----------         -----------
        Net broadcast revenues               575,380                             5,588,233                              13,673,026
  Other revenues                               4,110              96,000            39,083             (96,000)            480,857
                                            --------         -----------        ----------         -----------         -----------
           Total revenues                    579,490              96,000         5,627,316             (96,000)         14,153,883
                                            --------         -----------        ----------         -----------         -----------
COSTS AND EXPENSES:
  Technical operations                        17,448                               162,350                                 422,991
  Programming                                119,075                             1,107,982                               2,886,771
  Selling                                     63,588                               591,672                               1,541,560
  General and administrative                  69,848                             1,607,252             (96,000)          4,415,503
                                            --------         -----------        ----------         -----------         -----------
           Total costs and expenses          269,959                             3,469,256             (96,000)          9,266,825
                                            --------         -----------        ----------         -----------         -----------
INCOME BEFORE OTHER EXPENSES                 309,531              96,000         2,158,060                               4,887,058
                                            --------         -----------        ----------         -----------         -----------
OTHER EXPENSES (INCOME):
  Depreciation and amortization              204,626             589,007           485,515                               3,115,185
  Other income                                                                                                             (11,770)
                                            --------         -----------        ----------         -----------         -----------
           Total other expenses              204,626             589,007           485,515                               3,103,415
                                            --------         -----------        ----------         -----------         -----------
OPERATING INCOME (LOSS)                      104,905            (493,007)        1,672,545                               1,783,643

EQUITY IN INCOME OF SUBSIDIARY                                 1,034,776                            (1,034,776)
                                                                ---------                          -----------

INCOME (LOSS) BEFORE INCOME TAX
   PROVISION (BENEFIT)                       104,905             541,769         1,672,545          (1,034,776)          1,783,643
                                            --------         -----------        ----------         -----------         -----------
INCOME TAX PROVISION (BENEFIT):
  Current                                     65,889              (6,463)          679,206                               1,371,273
  Deferred                                    (2,236)            (24,242)          (41,437)                                (85,760)
                                            --------         -----------        ----------         -----------         -----------
           Total income tax provision
            (benefit)                         63,653             (30,705)          637,769                               1,285,513
                                            --------         -----------        ----------         -----------         -----------
NET INCOME (LOSS)                             41,252             572,474         1,034,776          (1,034,776)            498,130

DEFICIT, BEGINNING OF YEAR                   (93,184)         (2,039,709)         (550,973)            550,973          (5,319,239)
                                            --------         -----------        ----------         -----------         -----------
RETAINED EARNINGS (DEFICIT),
   END OF YEAR                              $(51,932)        $(1,467,235)       $  483,803         $  (483,803)        $(4,821,109)
                                            ========         ===========        ==========         ===========         ===========

         b.       UNAUDITED PRO FORMA FINANCIAL INFORMATION

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 26, 1999

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended December 26, 1999

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended September 26, 1999

                  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                  The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Primedia Broadcast Group, Inc. and affiliates ("Primedia") which occurred on January 14, 2000 using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of Primedia have been combined with the recorded values of the assets and liabilities of Spanish Broadcasting System, Inc. and subsidiaries ("SBS") in the unaudited pro forma condensed consolidated financial statements.

                  The unaudited pro forma condensed consolidated balance sheet gives effect to the purchase as if it had occurred on December 26, 1999. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 26, 1999 and the three months ended December 26, 1999 assumes the acquisition was consummated on September 28, 1998.

                  The unaudited condensed statements of operations for Primedia for the twelve months ended September 30, 1999 were derived by adding the nine months ended September 30, 1999 to Primedia's year ended December 31, 1998, and removing the nine months ended September 30, 1998.

                  The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and do not purport to represent what SBS's financial position or results of operations would have been if the acquisition had occurred on the dates indicated or to project SBS's financial position or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated financial statements, including the notes thereto are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements of SBS included in its (a) annual report on Form 10-K, as amended for the fiscal year ended September 26, 1999 and (b) quarterly report on Form 10-Q for the fiscal quarter ended December 26, 1999, as well as the historical financial statements and the related notes hereto of Primedia included in this report.

                  The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of SBS and Primedia to account for the acquisition as a purchase and, accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

                  The unaudited pro forma financial information has been prepared based on the assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets of Primedia based on the estimates of their fair values. In the opinion of SBS, all adjustments necessary to present fairly such unaudited pro forma financial information have been based on the terms and structure of the acquisition.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                 Pro Forma Condensed Consolidated Balance Sheet

                             As of December 26, 1999
                      (In thousands, except per share data)
                                  (Unaudited)

                                                              HISTORICAL                   PRO FORMA
                                                      --------------------------   -------------------------
                                                          SBS         PRIMEDIA
                                                      ----------     ----------
                                                               AS OF
                              ASSETS                   12/26/99       12/31/99     ADJUSTMENTS       BALANCES
                                                      ----------     ----------    -----------      ----------
Current assets:
   Cash and cash equivalents                            $174,579         1,169       (81,321)  (1)      94,427
   Net Receivables                                        23,295         2,653          (153)  (1)      25,795
   Other current assets                                    5,457           292          (142)  (1)       5,607
                                                      ----------    ----------     ---------        ----------
         Total current assets                            203,331         4,114       (81,616)          125,829

Property and equipment, net                               14,511         3,748        (1,548)  (1)      16,711
Intangible Assets, net.                                  299,654        25,109        75,764   (1)     400,527
Deferred Financing Costs, net                              8,257            --            --             8,257
Other assets                                                 187            --            --               187
                                                      ----------    ----------     ---------        ----------
         Total assets                                   $525,940        32,971       (7,400)          551,511
                                                      ==========    ==========     =========        ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current Portion of Long-Term Debt                       1,051            --            --             1,051
   Deposit on Sale of Stations                               700            --            --               700
   Accounts Payable and Accrued Expenses                  11,531         3,555          (184)  (1)      14,902
   Accrued Interest                                        3,387            --            --             3,387
   Deferred Commitment Fee                                 2,751            --            --             2,751
                                                      ----------    ----------     ---------        ----------
         Total current liabilities                        19,420         3,555          (184)           22,791

12.5% Senior Unsecured Notes, net of
         unamortized discount                                100            --            --               100
9.625% Senior Subordinated Notes                         235,000            --            --           235,000
Other Long-Term Debt, Less Current Portion                   879            --            --               879
Due to Parent                                                 --        20,678       (20,678)  (1),(2)      --
Deferred Income Taxes                                      3,607           170        22,030   (1)      25,807
                                                      ----------    ----------     ---------        ----------
         Total liabilities                               259,006        24,403         1,168           284,577

Stockholders' Equity:
     Preferred Stock, $ 1.00 Par Value                        --            14           (14)  (2)          --
     Common Stock, $ 1.00 Par Value                           --             7            (7)  (2)          --
     Class A Common Stock, $.0001 Par Value.                   3            --            --                 3
     Class B Common Stock, $.0001 Par Value                    3            --            --                 3
     Additional paid-in capital                          393,252        13,368       (13,368)  (2)     393,252
     Accumulated deficit                                (126,324)       (4,821)        4,821   (2)    (126,324)
                                                      ----------    ----------     ---------        ----------
         Total stockholders' equity                      266,934         8,568        (8,568)          266,934
                                                      ----------    ----------     ---------        ----------
         Total liabilities and stockholders' equity
                                                        $525,940        32,971        (7,400)          551,511
                                                      ==========    ==========     =========        ==========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

            Pro Forma Condensed Consolidated Statement of Operations

                  For the three months ended December 26, 1999
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             HISTORICAL                    PRO FORMA
                                                     --------------------------   ---------------------------
                                                         SBS         PRIMEDIA
                                                     ----------     ----------
                                                       THREE MONTHS ENDED
                                                      12/26/99       12/31/99     ADJUSTMENTS        BALANCES
                                                     ----------     ----------    -----------       ----------


Gross Revenues                                      $   33,202          5,059             --             38,261

Less: Agency Commissions                                 4,269          1,138             --              5,407
                                                    ----------     ----------       ----------       ----------
         Net Revenues                                   28,933          3,921             --             32,854

Operating expenses:
   Engineering                                             586            108             --                694
   Programming                                           2,957            703             --              3,660
   Selling                                               6,283          1,061             --              7,344
   General and Administrative                            2,678            537             --              3,215
   Corporate Expenses                                   13,063             55            (55)    (4)     13,063
   Depreciation & Amortization                           2,624            767            (54)    (3)      3,337
                                                    ----------     ----------       ----------       ----------
         Total operating expenses                       28,191          3,231           (109)            31,313
                                                    ==========     ==========       ==========       ==========

Operating Income                                           742            690            109              1,541

Other Income (Expenses):
   Interest Expense, net                                (2,966)            --           (600)    (6)     (3,566)
   Other, net                                             (405)            69             --               (336)
                                                    ----------     ----------       ----------       ----------
Income (Loss) Before Income Taxes and
     Extraordinary Item                                 (2,629)           759           (491)            (2,361)

Income Tax Expense (Benefit)                            (1,078)           490           (380)    (7)       (968)
                                                    ----------     ----------       ----------       ----------

Income (Loss) Before Extraordinary Item                 (1,551)           269           (111)            (1,393)

Extraordinary Item, Loss on Extinguishment of Debt,
     Net of Income Taxes                               (16,865)            --             --            (16,865)
                                                    ----------     ----------       ----------       ----------

Net Income (Loss)                                   $  (18,416)           269           (111)           (18,258)
                                                    ==========     ==========       ==========       ==========

Dividends on preferred stock                           (28,372)            --             --            (28,372)
                                                    ==========     ==========       ==========       ==========

Net loss applicable to common stockholders          $  (46,788)           269           (111)           (46,630)
                                                    ==========     ==========       ==========       ==========

Net loss applicable to common stockholders per
   share = basic and diluted                        $    (0.90)                                           (0.90)
                                                    ==========                                       ==========

Weighted average shares = basic and diluted             52,001                                           52,001
                                                    ==========                                       ==========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES
            Pro Forma Condensed Consolidated Statement of Operations
                     For the fiscal year ended September 26, 1999
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             HISTORICAL                    PRO FORMA
                                                     --------------------------   ---------------------------
                                                         SBS         PRIMEDIA
                                                     ----------     ----------
                                                       TWELVE MONTHS ENDED
                                                      12/26/99       12/31/99     ADJUSTMENTS        BALANCES
                                                     ----------     ----------    -----------       ----------


Gross Revenues                                      $  111,233         18,551             --            129,784
Less: Agency Commissions                                13,883          4,176             --             18,059
                                                    ----------     ----------      ---------         ----------

         Net Revenues                                   97,350         14,375             --            111,725

Operating expenses:
   Engineering                                           2,223            432             --              2,655
   Programming                                          10,120          2,825             --             12,945
   Selling                                              22,015          3,276             --             25,291
   General and Administrative                           10,261          2,394             --             12,655
   Corporate Expenses                                   10,636          2,273         (1,663)  (4)       11,246
   Depreciation and Amortization                         9,906          3,352           (818   (3)       12,440
                                                    ----------     ----------      ---------         ----------
         Total operating expenses                       65,161         14,552         (2,481)            77,232
                                                    ----------     ----------      ---------         ----------

Operating Income (Loss)                                 32,189           (177)         2,481             34,493

Other Income (Expenses):
   Interest Expense, net                               (21,178)          (309)        (6,322)  (5),(6)  (27,809)
   Other, net                                             (749)           238             --               (511)
                                                    ----------     ----------      ---------         ----------
Income (Loss) Before Income Taxes                       10,262           (248)        (3,841)             6,173

Income Tax Expense (Benefit)                             4,445          1,191         (2,962)  (7)        2,674
                                                    ----------     ----------      ---------         ----------

Net Income (Loss)                                   $    5,817         (1,439)          (879)             3,499
                                                    ==========     ==========      =========         ==========

Dividends on preferred stock                           (34,748)            --             --            (34,748)
                                                    ==========     ==========      =========         ==========

Net loss applicable to common stockholders          $  (28,931)        (1,439)          (879)           (31,249)
                                                    ==========     ==========      =========         ==========

Net loss applicable to common stockholders per
   share = basic and diluted                        $    (0.86)                                           (0.93)
                                                    ==========                                       ==========

Weighted average shares = basic and diluted             33,585                                           33,585
                                                    ==========                                       ==========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)




BASIS OF PRESENTATION

The purchase price for Primedia was approximately $91,200, including approximately $1,200 of acquisition costs. The total purchase price includes a $10,000 deposit made by SBS in September 1999.

This purchase was accounted for under the purchase method of accounting in accordance with APB No. 16, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Primedia have been consolidated with the SBS column in the unaudited pro forma condensed consolidated financial statements. The Primedia purchase price was allocated accordingly:

                Cash Acquired........................   $ 1,048
                Accounts Receivable..................     2,500
                Prepaid Expenses.....................       150
                Property, Plant & Equipment..........     2,200
                FCC Licenses.........................    88,673
                Goodwill.............................    22,200
                Accounts Payable.....................      (293)
                Accrued Expenses.....................    (1,798)
                Income Taxes Payable.................    (1,280)
                Deferred Tax Liability...............   (22,200)
                                                        -------
                                                        $91,200
                                                        =======

The above purchase price allocation and the 40-year useful lives assigned to the FCC licenses and goodwill are preliminary and have been made solely for the purpose of developing the SBS unaudited pro forma condensed consolidated financial statements. The preliminary estimates are subject to the receipt of a final valuation report.

PRO FORMA ADJUSTMENTS FOR PRIMEDIA

(1) To record the purchase of Primedia.

(2) To eliminate the historical equity of Primedia.

(3) To record the depreciation and amortization of assets acquired at estimated fair value using estimated useful lives, and eliminate historical depreciation and amortization of Primedia.

(4) To eliminate historical corporate overhead allocated to Primedia, in excess of SBS corporate overhead allocation.

(5) To eliminate historical interest expense for Primedia related to debt repaid by the former owners.

(6) To record interest expense for estimated debt required to fund Primedia acquisition.

(7) To record tax effect of pro forma adjustments.


PRO FORMA LOSS PER COMMON SHARE

Basic and diluted pro forma loss per share is computed using the weighted average number of SBS common shares outstanding during the period. Common stock equivalents were not considered for each of the periods since their effect would be antidilutive.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no adjustments required to conform the accounting policies of Primedia. Certain reclassifications have been made to Primedia's financial statements to conform to SBS's financial statement presentation. There have been no intercompany transactions.

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         c.       Exhibits

                  *1. Stock Purchase Agreement, dated as of September 22, 1999 among Chancellor Media Corporation of Los Angeles, Primedia Broadcast Group, Inc., WIO, Inc., Cadena Estereotempo, Inc., Portorican American Broadcasting, Inc., WLDI, Inc., WRPC, Inc., WOYE, Inc., WZNT, Inc., WOQI, Inc., and Spanish Broadcasting System of Puerto Rico, Inc. (the "Stock Purchase Agreement").

                  *2. Amendment to the Stock Purchase Agreement, dated as of January 3, 2000.

                  *3. Amendment to the Stock Purchase Agreement, dated as of January 14, 2000.

                   4.        Consent of Deloitte & Touche LLP.


                  ---------
                  * Filed with the initial filing of this Form 8-K on
                    January 28, 2000.

Item 8.   Change in Fiscal Year.
          Not Applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant and each of the additional registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                        SPANISH BROADCASTING SYSTEM, INC.
                                        (Registrant)

                                        and

                                        Each of the Additional
                                        Registrants Listed in the
                                        Table of Additional Registrants


March 29, 2000                          /s/ Joseph A. Garcia
                                        ---------------------------------------
                                        Joseph A. Garcia
                                        Chief Financial Officer
                                        Executive Vice President and
                                        Secretary




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